Exhibit 3.2

EZTD INC.

AMENDED ~~&~~ AND RESTATED BY-LAWS

~~DECEMBER 9, 2015~~

ADOPTED MARCH 7, 2017

ARTICLE I - OFFICES

The principal office of the Corporation in the State of Delaware is located at ~~1811 Silverside~~1013 Centre Road, Suite 403-B in the City of Wilmington, County of New Castle, State of Delaware, ~~19810~~19805 and the name of the resident agent in charge thereof is called ~~Vcorp~~VCorp Services, LLC. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors, or the Board, may from time to time determine.

ARTICLE II - STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors, for the ratification of the appointment of the Corporation’s auditors, for the advisory and non-binding approval by the stockholders of the Corporation’s annual financial statements and for the transaction of such other business as may properly come before the meeting shall be held in the Corporation's offices ~~at 6 Yehezkel Koifman Street, Tel-Aviv, Israel~~, or at such other place within or without the State of Delaware, and at such time, as may be specified in the notice of meeting or waiver thereof, ~~on the second Wednesday in September in each year or on such other date~~ within six months of the end of the Corporation's fiscal year on such date as may be fixed by the Board.

Section 2. Special Meetings. A special meeting of the stockholders of the Corporation, unless otherwise regulated by statute, may be called by the Chairman of the Board, the Chief Executive Officer ~~or~~, the President ~~and~~or at the request in writing of Stockholders owning not less than 20% of the issued and outstanding capital stock of the Corporation who was a stockholder of record at the time of giving such request in writing, and entitled to vote. Such request shall state the purpose of the proposed meeting. In addition, special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President, or the ~~Secretary or an Assistant~~ Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. On failure of any officer above specified to call such special meeting when duly requested, the signers of such request may call such special meeting over their own signatures. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the call thereof. Business transacted at all special meetings shall be confined to the objects stated in the call and may include any item as permitted by applicable law.

Section 3. Notice of Meetings. Written notice of every meeting of the stockholders shall be served by the Secretary or an Assistant Secretary, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, at least ten days before the meeting. If mailed, the notice of meeting shall be directed to a stockholder at his or her last known post office address. The notice of meeting shall specify the date, time and location of the meeting. Notice of a meeting may also specify the date upon which a meeting shall be adjourned to in the event that no quorum is present at the initial meeting of the stockholders (such adjourned meeting, an “Adjourned Meeting”). In the event that notice of a meeting includes the date of an Adjourned Meeting, such date may not be later than thirty (30) days from the date of the initial meeting of the stockholders nor later than sixty (60) days from the record date of such meeting. All annual and special meetings may, at the discretion of the Board, be held with attendees being in multiple adjacent or remote locations that are linked by a telecommunications system.

Section 4. Quorum. At all meetings of stockholders the holders of a majority in interest of all capital stock entitled to vote at such meeting or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, a majority in interest of each class, present in person or represented by proxy, shall constitute a quorum, except when ~~a larger~~an alternative quorum is required by law, by the Certificate of Incorporation or by these By-laws. The announcement of a quorum by the officer presiding at the meeting shall constitute a conclusive determination that a quorum is present. The absence of such an announcement shall have no significance. Shares of its own stock held by the ~~corporation~~Corporation or held for its use and benefit shall not be counted in determining the total number of shares outstanding at any particular time. If a quorum is not present or represented, the ~~stockholders present or represented and entitled to vote at such meeting, by a majority vote,~~Board may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented; provided, however that in the event such an adjournment, the holders of thirty three and one third percent (33 1/3%) of all capital stock entitled to vote at such meeting or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, thirty three and one third percent (33 1/3%) of each class, present in person or represented by proxy, shall constitute a quorum for such adjourned meeting. At any adjourned meeting at which ~~a~~such reduced quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of one or more stockholders so as to leave less than a quorum.

Section 5. Voting. At every meeting of the stockholders, except as may be otherwise provided in the Certificate of Incorporation or in these By-Laws, every stockholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation at the time of the meeting, or, if a record date shall have been fixed as hereinafter provided, on such record date; but, except where the transfer books of the Corporation shall have been closed or a record date shall have been fixed, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within 20 days next preceding such election of directors. In all matters the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. No person may be elected a director unless his name shall have first been put before the meeting or the stockholders by nomination of one of the stockholders. Upon the demand of any stockholder entitled to vote, the vote for directors, or the vote upon any question before a meeting, shall be by ballot, but otherwise the method of voting shall be discretionary with the presiding officer at the meeting.

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Section 6. Presiding Officer and Secretary. At all meetings of the stockholders, the Chairman of the Board of the Corporation, or in his absence the Chief Executive Officer, the President, or a Vice President or if none be present, the appointee of the Board, shall preside as Chairman of the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present, the appointee of the Presiding Officer of the meeting, shall act as Secretary of the meeting.

Section 7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder, or by his or her duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation before the meeting or to the Judges of Election at the meeting.

Section 8. Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 8, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 9. Judges of Election. At each meeting of the stockholders at which the vote for directors or the vote upon any question before the meeting is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by two Judges of Election. Such Judges of Elections may be appointed by the Board before the meeting, but if no such appointment shall have been made, they shall be appointed by the meeting. If for any reason any Judge of Election previously appointed shall fail to attend or refuse or be unable to serve, a Judge of Election in his place shall be appointed by the meeting. Any appointment of Judges of Election by the meeting shall be by per capita vote of the stockholders present and entitled to vote.

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Section 10. List of Stockholders. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and certified by the Secretary or an Assistant Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III - DIRECTORS

Section 1. Number, Election and Tenure. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these By-Laws, the power, business, property and affairs of the Corporation shall be exercised and managed by the Board, which shall consist of not less than three nor more than seven directors. Within such limit, the number of directors shall be determined ~~by resolution of the Board~~annually by the stockholders pursuant to this Section 2. A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, disqualification or removal. If, for whatever reason, any director then in office should resign, become disqualified or be removed, the entire Board must be considered vacant (the “Mandatory Vacancy Event”) and such vacant directorships must be filled within forty five (45) days from such Mandatory Vacancy Event, as provided in Section 2 of this Article. Until such time as the new Directors are appointed to the Board following such Mandatory Vacancy Event, the existing Directors may only take such actions concerning the ordinary course of business of the Corporation or enact such measures that were voted or approved by the Board prior to the Mandatory Vacancy Event. Directors may hold office for a maximum period of three years, or three terms, whichever is longer. Except as provided in Section 2 of this Article, ~~directors~~the list of director nominees shall be elected by a ~~plurality~~majority of the votes cast at the annual or special meeting of stockholders, provided that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, such director or directors shall be elected by a ~~plurality~~majority of the votes cast by such class or classes or series thereof at the annual meeting of stockholders. No director need be a stockholder.

Section 2. Board Nominations.

(a)    Nominations, consisting of a list of director nominees for election to the Board of Directors of the Corporation, and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only by any stockholder owning not less than 20% of the issued and outstanding capital stock of the Corporation who was a stockholder of record at the time of giving the stockholder's notice provided for in Section 2(a) and (c) below, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2. Such list of director nominees shall list each nominee in the order of preference, such that the most desired board nominee shall be listed first. Except for nominations or proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the foregoing shall be the exclusive means for a stockholder to make any nomination or to propose business to be brought before an annual meeting of stockholders.

~~Section 2. Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.~~

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(b)    At an annual meeting of the stockholders, only such list of director nominations will be considered and such other business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2(a), (i) the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and (ii) such other business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary (the “Anniversary”) of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the Anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice to the Secretary of the Corporation must set forth the information required in paragraph (c) of this Section 2.

(c)    Such stockholder's notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected and information necessary for the Board of Directors to determine whether such proposed nominee is eligible to serve as a director of the Corporation, and whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) the reasons for conducting such business at the meeting, and (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder on such date.

(d)     Nominations, consisting of a list of director nominees for election to the Board of Directors of the Corporation, may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only by any stockholder owning not less than 20% of the issued and outstanding capital stock of the Corporation who was a stockholder of record at the time of giving the stockholder's notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2. For nominations by stockholders of persons for election to such position(s) as specified in the Corporation's notice of meeting to be eligible for consideration at the meeting, the stockholder's notice required by this Section 2 must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the adjournment or postponement of a special meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(e)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to be elected to serve as directors of the Corporation. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2 and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(f)       In the event stockholders provide more than one list of director nominees, the list of director nominees that obtains a majority of the votes cast at the annual or special meeting of stockholders shall be elected as directors of the Corporation, provided, however that the final name found on the list of director nominees that obtains the vote of a majority of the outstanding shares shall be substituted for the first name on the list of director nominees provided in the list of director nominees that fails to obtain a vote of the majority of the outstanding shares.

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Section 3. Resignations. Any director may resign from his or her office at any time by delivering his or her resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 4. Meetings. The Board may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, not inconsistent with these By-Laws, as they may deem proper. Board of Directors meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 4 shall constitute presence in person at such meeting. An annual meeting of the Board for the election of officers shall be held within three days following the day on which the annual meeting of the stockholders for the election of directors shall have been held. The Board from time to time by resolution may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; provided that, unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the annual meeting of the stockholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board ~~of Directors~~ shall be held whenever called by the Chief Executive Officer, the President or by any two of the directors for the time being in office; and the Secretary or an Assistant Secretary shall give notice of each such meeting to each director by mailing the same not later than the second day before the meeting, or personally or by telegraphing, cabling, emailing or telephoning the same not later than the day before the meeting. No notice of a meeting need be given if all directors are present in person or if such directors waive the notice requirement. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, subject to the limitations set forth in Section 8 hereof. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, without notice other than announcement at the meeting which shall be so adjourned, until a quorum shall be present.

Section 6. Compensation of Directors. The ~~Board~~stockholders of the Corporation shall have the sole power to fix the aggregate compensation ~~of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board, as well as a stated salary as director~~for the Board of Directors, allocated to each member of the Board of Directors based on each director’s respective responsibilities, which shall be voted on at any annual or special meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. ~~Members of special or standing committees may be allowed like compensation for attending committee meetings.~~

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Section 7. Committees. The Board may, by resolution or resolutions, passed by a majority of the whole Board, from time to time designate an Executive Committee and such other committee or committees as it may determine, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise any powers of the Board in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the ~~corporation~~Corporation to be affixed to all papers which may require it. Any action required or permitted to be taken at any meeting of the committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.

Section 8. Limitations of Board Authority. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these By-Laws, the grant of the Board’s authority set forth herein shall not entitle the Board to take, and the Board shall not take, any of the following actions without the approval of a majority in interest of stockholders: (i) any transaction modifying the composition of the Company’s share capitalization; or (ii) any proposal of merger or consolidation or spin-off into or with another entity, or acquisition of an entity. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these By-Laws, the following matters require approval of not less than two-thirds (2/3) of the members of the Board: (i) any proposal of modification of composition of the Company’s share capital, which must also be submitted to a vote of the Corporation’s stockholders; (ii) any proposal of merger or consolidation or spin-off into or with another entity, or acquisition of an entity; (iii) an amendment of the By-Laws; (iv) the incorporation, organization or formation of any corporate subsidiary, branch or related entity; (v) the approval of the Corporation’s proposed budget for the ensuing fiscal year; and (vi) the appointments of Chief Executive Officers and Executive Committee/s, in accordance with Section 7.

ARTICLE IV - OFFICERS AND AGENTS

Section 1. General Provisions. The officers of the Corporation shall be a President, a Treasurer and a Secretary, and such other officers with such other titles as the Board may determine, including but not limited to a Chairman of the Board, a Deputy Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board as soon as may be after the election of directors in each year. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. Each officer shall serve until the annual meeting of the Board next succeeding his or her appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Board may appoint such officers, agents and employees as it may deem necessary or proper who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board. All officers, agents and employees appointed by the Board shall be subject to removal at any time by the affirmative vote of a majority of the whole Board. Other agents and employees may be removed at any time by the Board, by the officer appointing them, or by any other superior upon whom such power of removal may be conferred by the Board. The salaries of the officers of the Corporation shall be fixed by the Board, but this power may be delegated to any officer.

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Section 2. Chief Executive Officer. The chief executive officer of the ~~corporation~~Corporation shall, subject to the control of the directors, have general charge and supervision of the business of the ~~corporation~~Corporation. If no such designation is made, the President shall be the chief executive officer. Unless the Board otherwise specifies, if there is no Chairman of the Board or Deputy Chairman of the Board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board.

Section 3. Chairman of the Board. If a Chairman of the Board is elected, he or she shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the Board otherwise specifies, the Chairman of the Board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board.

Section 4. President. The President shall, subject to the control of the Board, be responsible for the day to day operations of the ~~corporation~~Corporation and shall have such duties and powers as the directors may determine.

~~Section 5. Vice Presidents. Any Vice Presidents shall have such duties and powers as the directors shall designate from time to time.~~

~~Section 6. Chief Financial Officer. The Board shall appoint an officer to serve as the Chief Financial Officer of the Corporation. The Chief Financial Officer shall be responsible for the financial records and affairs of the Corporation and shall have such further powers and duties as are incident to the position of Chief Financial Officer, subject to the direction of the Chief Executive Officer, the President and the Board. The Chief Financial Officer shall supervise the activities of the Treasurer of the Corporation, who shall be subordinate to and report to the Chief Financial Officer.~~

Section 5. ~~Section 7.~~ Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his or her hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depository or depositories as the Board may designate. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall be subordinate to and responsible to officer who is designated Chief Financial Officer by the Board. He or she shall render an account of his or her transactions to the Board as often as they shall require the same and shall at all reasonable times exhibit his or her books and accounts to any director; shall cause to be entered regularly in books kept for that purpose full and accurate account of all moneys received and paid by the Treasurer on account of the Corporation; and shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board. The Treasurer may be required by the Board to give a bond for the faithful discharge of his or her duties in such sum and with such surety as the Board may require.

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Section 6. ~~Section 8.~~ Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the stockholders and shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation and to such other papers or documents as may be proper and, when the seal is so affixed, he or she shall attest the same by his or her signature wherever required. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board.

~~Section 9. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may from time to time assign to him or her.~~

~~Section 10. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may from time to time assign to him or her.~~

Section 7. ~~Section 11.~~ Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board.

Section 8. ~~Section 12.~~ Delegation of Duties. In the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

ARTICLE V - CAPITAL STOCK

Section 1. Certificate for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation and these By-Laws, as shall be approved by the Board. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation shall be affixed thereto. All certificates exchanged or returned to the Corporation shall be cancelled.

Section 2. Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

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Section 3. Lost, Stolen or Destroyed Certificates. The Board, in its discretion, may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his or her legal representatives, to give the Corporation a bond in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, as a condition of the issue of a new certificate of stock in the place of any certificate theretofore issued alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured for the Board, if required. The Board, in its discretion, may refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matters.

Section 4. Record Date.

(a) The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date of adoption of a record date for a written consent without a meeting, nor more than 60 days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is properly delivered to the ~~corporation~~Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

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ARTICLE VI - GENERAL PROVISIONS

Section 1. Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the ~~corporation~~Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

Section 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by facsimile transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

Section 4. Voting of Securities. Except as the directors may otherwise designate, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this ~~corporation~~Corporation (with or without power of substitution) at, any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this ~~corporation~~Corporation.

Section 5. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the ~~corporation~~Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 6. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the ~~corporation~~Corporation, as amended and in effect from time to time.

ARTICLE VII - AMENDMENTS

~~Section 1. By the Board. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.~~

~~Section 2. By the Stockholders~~Section 1. Amendment. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of ~~the holders of~~ a majority of ~~the shares of the capital stock~~stockholders of the corporation ~~issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.~~and a vote of two-thirds vote of the Board of Directors.

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